UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 14, 2016

Tesco Corporation
(Exact name of registrant as specified in its charter)

Alberta	76-0419312
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

11330 Clay Road Suite 350 Houston, Texas	77041
(Address of Principal Executive Offices)	(Zip Code)

713-359-7000
(Registrant’s telephone number, including area code)

Commission File Number:  001-34090

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c) Appointment of Officer
The Board of Directors (the “Board”) of Tesco Corporation (the “Company”) appointed John T. Gatlin the Company’s Senior Vice President and Chief Operating Officer effective November 14, 2016.

Mr. Gatlin, age 43, is leaving his position as Senior Advisor to the Chairman of Chemeor Inc., a role which he has performed since April 2016. Prior to that role, Mr. Gatlin served as that company’s President and Chief Executive Officer from April 2014 to April 2016. Prior thereto, Mr. Gatlin served as President of the Pressure Pumping Equipment division of National Oilwell Varco, Inc. from March 2012 to April 2014 and as President of the NOV IntelliServ division of National Oilwell Varco from June 2009 until March 2012. Mr. Gatlin earned his B.S. degree in Petroleum Engineering at the University of Texas and his M.B.A. degree from the Wharton School, University of Pennsylvania.

In connection with his appointment, Mr. Gatlin and the Company entered into an employment agreement (the “Employment Agreement”) effective November 14, 2016. The terms of the Employment Agreement are substantially similar to the employment agreements with the Company’s other executive officers. A copy of the Employment Agreement is filed as an exhibit to this report.

Mr. Gatlin will receive an annual salary of $325,000 and is eligible to participate in the Company’s existing incentive plans alongside the Company’s other executives. As part of his compensation package, upon his employment start date, the Company will award him $250,000 of restricted stock units and $250,000 of performance stock units, under the Amended and Restated Tesco Corporation Incentive Plan effective May 18, 2007 (the “Incentive Plan”), the general terms and conditions of which are described in the Company’s definitive proxy statement filed on March 15, 2016 with the Securities and Exchange Commission (the “Proxy Statement”). Mr. Gatlin’s target bonus under the Company’s 2017 Short Term Incentive Plan (the “STIP”) is 70% of his base salary and a maximum of 140% of his base salary.

Throughout this Current Report on Form 8-K, the descriptions of the Incentive Plan and the STIP contained in the Proxy Statement are qualified in their entirety by reference to the full text of the (i) Incentive Plan, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed May 22, 2007, and (ii) the STIP, a copy of which is filed as Exhibit 10.2 hereto.

The selection of Mr. Gatlin to serve as Senior Vice President and Chief Operating Officer was not pursuant to any arrangement or understanding with respect to any other person. In addition, there are no family relationships between Mr. Gatlin and any director or other executive officer of the Company and there are no related transactions between the Company and Mr. Gatlin reportable under Item 404(a) of Regulation S-K.

Item 9.01    Exhibits.

(d)

10.1     Employment Agreement between Tesco Corporation and John T. Gatlin effective November 14, 2016.
10.2     2017 Short Term Incentive Plan.
99.1    Press Release dated November 14, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESCO CORPORATION

Date: November 14, 2016	By:	/s/ Fernando R. Assing
Fernando R. Assing President and Chief Executive Officer